POWER OF ATTORNEY
DANIEL J. O'CONNOR

With respect to holdings of and transactions in securities issued by DiaMedica Therapeutics Inc. (the Company), the undersigned hereby constitutes and appoints each of the individuals listed on Schedule A attached hereto and as may be amended from time to time, or any of them acting singly, and with full power of substitution and re-substitution, as the undersigned's true and lawful attorney in fact (each of such persons and their substitutes being referred to herein as the Attorney-in-Fact), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

1. Prepare, execute, and submit to the United States Securities and Exchange Commission (SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), or any rule or regulation of the SEC, including without limitation enrolling the undersigned in the SEC's EDGAR Next system;

2. Prepare, execute, and submit to the securities regulatory authorities in each of the Canadian provinces of Ontario, Manitoba, Quebec, Alberta and or British
Columbia (collectively, the Canadian Securities
Commissions) such forms, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Canadian Securities Commissions of reports required or considered by the Attorney-in-Fact to be advisable;

3. Do and perform any and all acts for and on behalf of the undersigned which may be necessary to prepare, execute and submit to the SEC, Canadian Securities Commissions, the Company and/or any national securities exchange or its equivalent in Canada on which the Company's securities are listed any and all reports the undersigned is required to file with the SEC or the Canadian Securities Commissions, or which the Attorney-in-Fact considers advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 (Rule 144) under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and
Forms 144 (including any amendments thereto, the SEC
Filings) and any similar filings with the Canadian Securities Commissions (including any amendments thereto, the Canadian Filings);

4. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact;

5.  Serve as the point of contact for the undersigned's SEC
EDGAR and EDGAR Next filing codes;

6. Serve as the undersigned's account administrator on the SEC's EDGAR Next platform, which responsibilities may include, but are not limited to, managing and updating the undersigned's account as needed, serving as a point of contact for the SEC Staff, completing the undersigned's annual account confirmation and authorizing and de-authorizing other account administrators, users, delegated entities or technical administrators, which may make SEC Filings on the undersigned's behalf, and similarly serve as the undersigned's account administrator on the System for Electronic Disclosure by Insiders (SEDI) and on the System for Electronic Document Analysis and Retrieval (SEDAR+) of the Canadian Securities Commissions; and

7. Take any other action of any time whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in the discretion of such Attorney-in-Fact.

The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act and applicable requirements under Canadian law; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under
Section 13 or Section 16 of the Exchange Act and any similar applicable requirements under Canadian law.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or advisable to be done in the exercise of any of the rights and powers herein granted, as fully, to all intents and purposes, as the undersigned might or could do in person, with full power of substitution and re-substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings or Canadian Filings with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 20th day of February, 2025.


/s/ Daniel J. O'Connor
DANIEL J. O'CONNOR

--------------------------------------------------------
Shedule A

Individuals Appointed as Attorney-in-Fact with Full
Power of Substitution and Re-substitution

1. Rick Pauls, President and Chief Executive Officer of the Company

2.  Scott Kellen, Chief Financial Officer and
Secretary of the Company

3.  Amy Culbert, Fox Rothschild LLP

4.  Emily Humbert, Fox Rothschild LLP

5.  Deanna Counsell, Fox Rothschild LLP

6.  Keith Inman, Pushor Mitchell LLP

7.  Coral Deacon, Pushor Mitchell LLP